AMENDMENT NO.  2 TO
                            KENTUCKY UTILITIES COMPANY
                       DIRECTOR RETIREMENT RETAINER PROGRAM


              The   Kentucky  Utilities  Company  Director  Retirement  Retainer

  Program  (the  Plan ) is hereby amended, effective as of May 1, 1992, in the following respects:

              1.    By  adding  a  new  Section  (k)  and  a  new Section (l) to

  Article II of the Plan after Section (j) as follows:

                      (k)  Eligibility  Service:  An  individual's
               service on either or both of the Board or the Board of Directors of KU Energy Corporation.

                      (l) Mandatory Retirement Date: The date on which the Director would attain age 70; except that, in respect of a Director on January 1, 1992 who was age 65 or older on January 1, 1992, Mandatory Retirement Date shall mean the date on which the Director would attain age 72.

               2.   By  deleting  Section  3.1 of the Plan and inserting in lieu thereof the following:

                      3.1 Eligibility. Each Director who has attained at least age 65 and who thereafter, for reasons other than death, terminates Service while in good standing prior to the date on which a Change in Control occurs shall upon such termination of Service become an Eligible Director and shall be entitled to retirement benefits in accordance with this Article III, provided that such Director at his or her Termination Date shall have completed at least five full, consecutive, continuous years, computed with reference to the date on which the Director's Eligibility Service commenced and anniversaries thereof, of Eligibility Service.











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               3.   By deleting Section 4.2 and inserting in lieu

   thereof the following:

                      4.2 Amount of Benefit.  The amount of benefit
               payable to a Director under this Article IV shall be equal to the present value of an assumed series of monthly payments, each installment of which would be equal to one-twelfth of the greater of (a) the annual retainer in effect for Board members on the day immediately preceding the date on which the Change in Control occurs or (b) the annual retainer in effect for Board members on the day immediately preceding the Director s Termination Date, payable commencing on the last day of the month that would
               begin   next  following  the  Director's  Mandatory
               Retirement Date, and on the last day of each month thereafter, over a period of years equal to the lesser of (i) ten or (ii) the number of full years, computed with reference to the date on which the Director's Service commenced and anniversaries thereof, of consecutive, continuous Service the Director would have had if he had continued in Service until his Mandatory Retirement Date. Present value shall be calculated on the basis of a discount rate of 6% per annum, compounded annually.

               4.   By deleting the first two sentences of Article VI of

   the Plan and inserting in lieu thereof the following:

                      As  long as an Eligible Director is receiving
               or   is  entitled  to  receive  retirement  benefit
               payments in accordance with Article III of the Plan, such Eligible Director will not directly or indirectly enter into or in any manner take part in any business or other endeavor, either as an employee, officer, agent, independent contractor, owner or otherwise, which in any manner competes or conflicts with the business of the Company or any of its subsidiaries or affiliated companies or is detrimental to the best interests of the Company or any of its subsidiaries or affiliated companies, unless the Company gives its prior written consent thereto; provided, however, that this Article












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               shall  not  be  construed  to  prevent  the Eligible
               Director  from  owning  or acquiring publicly traded
               securities  in  any  entity.    The  failure  of  an
               Eligible Director to comply with the provisions of this Article shall result in the forfeiture of all further payments which otherwise would become due and payable under the Plan to or on behalf of the Eligible Director under Article III of the Plan.

               5.   By deleting Section 9.1 of the Plan and inserting in

  lieu thereof the following:

                      9.1 Other Agreements. The Plan shall not affect in any way the rights or obligations of a Director under any deferred compensation or other agreement between the Director and the Company or any of its subsidiaries or affiliated companies.


               IN  WITNESS  WHEREOF,  Kentucky Utilities Company has caused this instrument  to be executed in its name by its President and its Corporate Seal

  to be hereunto affixed, attested by its Secretary, as of the    19th   day of

  May    , 1992.


                                            KENTUCKY UTILITIES COMPANY



                                            By:/s/John T. Newton
                                                     President



  [CORPORATE SEAL]

  ATTEST:


/s/Michael R. Whitley
       Secretary






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